1 TELEFLEX INCORPORATED SECOND QUARTER 2015 EARNINGS CONFERENCE CALL 1 Exhibit 99.2

Conference Call Logistics The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on “Investors”) Telephone replay available by dialing 888-286-8010 or for international calls, 617- 801-6888, pass code number 52181612 2

Introductions Benson Smith Chairman, President and CEO Liam Kelly Executive Vice President and COO 3 Jake Elguicze Treasurer and Vice President of Investor Relations Thomas Powell Executive Vice President and CFO

Forward-Looking Statements/Non-GAAP Financial Measures This presentation and our discussion contain forward-looking information and statements including, but not limited to, our the expected timing for product launches; forecasted 2015 constant currency revenue growth, adjusted gross and operating margins and adjusted earnings per share; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward–looking statements. These risks and uncertainties are addressed in the Company’s SEC filings, including its most recent Form 10-K. This presentation includes the following non-GAAP financial measures: • Adjusted diluted earnings per share. This measure excludes, depending on the period presented (i) the effect of charges associated with our restructuring programs; (ii) losses and other charges, including acquisition and integration costs, charges related to facility consolidations, charges related to contingent consideration liabilities and charges related to a litigation verdict against the Company with respect to a non-operating joint venture, net of specified reversals, including a reversal of liabilities related to certain contingent consideration arrangements; (iii) amortization of the debt discount on the Company’s convertible notes; (iv) intangible amortization expense; (v) loss on extinguishment of debt; and (vi) tax benefits resulting from the resolution of, or expiration of the statute of limitations with respect to, prior years’ tax matters. In addition, the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares). • Constant currency revenue growth. This measure excludes the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. • Adjusted gross margin. This measure excludes, depending on the period presented, certain losses, other charges and charge reversals, primarily related to acquisition and integration costs and charges related to facility consolidations. • Adjusted operating margin. This measure excludes, depending on the period presented, (i) the impact of restructuring and other impairment charges; (ii) losses, other charges and charge reversals primarily related to acquisition and integration costs, facility consolidation charges, charges and reversals related to contingent consideration liabilities and a litigation verdict against the Company related to a non-operating joint venture; and (iii) intangible amortization expense. • Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring and impairment charges; (ii) amortization of the debt discount on the Company’s convertible notes; (iii) intangible amortization expense; (iv) loss on extinguishment of deb; (v) the resolution of, or expiration of statutes of limitations with respect to, various prior years’ tax matters; and (vi) losses, other charges and charge reversals primarily related to acquisition and integration costs, facility consolidation charges, charges and reversals related to contingent consideration liabilities and a litigation verdict against the Company with respect to a non-operating joint venture. Reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is contained within this presentation. Unless otherwise noted, the following slides reflect continuing operations. 4

5 EXECUTIVE SUMMARY 5

Executive Summary Second quarter revenue of $452.1 million • Down 3.4% vs. prior year period on an as-reported basis • Up 4.7% vs. prior year period on a constant currency basis Adjusted EPS of $1.42, down 6.0% vs. prior year period • Adjusted earnings per share reflects unfavorable impact from foreign exchange of approximately 20% Re-affirming 2015 financial guidance • Constant currency revenue growth of between 4% to 6% • Adjusted earnings per share of between $6.10 and $6.35 6

7 SECOND QUARTER PRODUCT LINE AND GEOGRAPHIC REVENUE REVIEW 7

Second Quarter Highlights Second quarter 2015 constant currency revenue growth of 4.7% • Sales volume of existing products contribute 215 bps of constant currency growth • Acquisitions and distributor conversions contribute 114 bps of constant currency revenue growth • Sales volume of new products contribute 89 bps of constant currency growth • Vidacare products contribute 47 bps of constant currency growth • Core product pricing flat versus prior year 8

Segment Revenue Review Q2’15 Vascular N.A.: $81.2 million, up 5.6% Anesthesia N.A.: $45.6 million, up 0.2% Surgical N.A.: $40.5 million, up 7.8% EMEA: $129.1 million, up 1.7% Asia: $62.1 million, up 9.4% OEM: $37.9 million, up 7.5% All Other: $55.7 million, up 6.0% Note: Increases and decreases in revenue referred to above are as compared to results for the second quarter of 2014. 9 Constant Currency Revenue Commentary Q2’14

Group Purchasing Organization and IDN Review Group Purchasing Organization Update • 2 new agreements • 4 renewed agreements IDN Update • 2 new agreements • 2 renewed agreements 10 Track record of expansion of contractual agreements continues in Q2’15

11 SECOND QUARTER – PRODUCT REGULATORY APPROVALS & PEER REVIEW STUDIES 11

Product Regulatory Approvals and Peer Review Studies

ARROW Endurance™ Extended Dwell Peripheral Catheter System

PRODUCT DESCRIPTION

ARROW Endurance™ Extended Dwell Peripheral Catheter System is a single use peripheral catheter system intended for short-term dwell use (up to 29 days) to permit delivery of infusion therapies, pressure monitoring, high pressure injection, and withdrawal of blood. The insertion device consists of an ergonomically designed handle with an integral echogenic needle that contains a passively-activated needle protection mechanism, guidewire with slider advancer, catheter release tab, and single-lumen catheter. The insertion device is designed as a closed system intended to contain blood throughout catheter insertion.

FDA 510(K) clearance received and product launch expected in Q3 2015


ARROW

Teleflex®

12

Peer-reviewed retrospective study further documented the ability of the Company’s ARROW® Central Venous Catheter with ARROWg+ard® Blue Technology to prevent catheter-related bloodstream infections, therefore reducing their occurrence and the direct costs associated with treating those infections, even when the infection risk is already low.1 PEER REVIEWED STUDY 13 ARROW® Central Venous Catheter with ARROWg+ard® Blue Technology Product Regulatory Approvals and Peer Review Studies 1. Lorente L, Lecuona M, Jimenez A, et al. Efficiency of chlorhexidine-silver sulfadiazine-impregnated venous catheters at subclavian sites. American Journal of Infection Control, 2015.

Second generation Laryngeal Mask Airway All parts with mucosal contact are made of silicone material for increased anatomical compliance, single use product Flexible, but fixed-curve, tube allows ease of insertion and anatomical conformity Patented dual gastric drainage channel and pharyngeal chamber designed to improve laryngeal seal during high volume regurgitation Integrated suction port to rapidly remove any gastric content during regurgitation Limited market release PRODUCT DESCRIPTION 14 Product Regulatory Approvals and Peer Review Studies LMA Protector™ Airway Note: New product introductions subject to obtaining required governmental approvals and authorizations.

Percuvance™ Percutaneous Surgical System is intended to manipulate tissue and includes components that introduce a variety of instrument configurations into the abdominal cavity and requires a smaller incision site than traditional laparoscopic surgery. It offers a reusable handle that is compatible with interchangeable instrument tips, which include graspers, scissors and dissectors. Unlike other laparoscopic devices, the Percuvance™ System affords a percutaneous insertion into the patient without the use of a trocar. It is indicated for the means to penetrate soft tissue to access certain areas of the abdomen and used to grasp, hold and manipulate tissue during laparoscopic surgery. Limited market release PRODUCT DESCRIPTION 15 Product Regulatory Approvals and Peer Review Studies Percuvance™ Percutaneous Surgical System

16 ACQUISITION UPDATE 16

Acquisition Update Acquired Assets of N. Stenning & Co. Pty. Ltd. • N. Stenning & Co. Pty. Ltd. was a distributor of Teleflex surgical products under the Pilling and Weck brands for nearly 35 years • Acquisition enables direct sales and distribution of additional Teleflex products in Australia and positions Teleflex to capture additional margin and better understand the needs of customers • Accretive, all-cash transaction completed in June 2015 17 N.Stenning & Co. PTY. LTD

Acquisition Update Acquired Distribution Rights to AutoFuser® Range of Disposable Pain Pump Products • Acquired exclusive North American distribution rights to the AutoFuser® and AutoFuser® with AutoSelector® range of disposable pain control pumps from Ace Medical US. In connection with this transaction, Teleflex entered into a 10 year exclusive distribution agreement with the manufacturer of these products, Ace Medical Corp., Ltd. • Strengthens Anesthesia business in the United States and supports margin expansion strategy • Accretive, all-cash transaction completed on first day of Q3 2015 18

19 SECOND QUARTER 2015 FINANCIAL REVIEW 19

Financial Results Revenue of $452.1 million • Down 3.4% vs. prior year period on an as-reported basis • Up 4.7% vs. prior year period on a constant currency basis Adjusted gross margin of 52.3%, flat vs. prior year period • Product recalls / quality issues and foreign exchange impact adjusted gross margin negatively by approximately 70 bps and 50 bps, respectively Adjusted operating margin of 20.4%, down 60 bps vs. prior year period • Product recalls / quality issues and foreign exchange impact adjusted operating margin negatively by approximately 80 bps and 190 bps, respectively Adjusted tax rate of 19.5%, down 280 bps vs. prior year period Adjusted EPS of $1.42, down 6.0% vs. prior year period • Adjusted earnings per share reflects unfavorable impact from foreign exchange of approximately 20% 20

21 2015 FINANCIAL OUTLOOK 21

22 Constant currency revenue growth expected to be between 4% and 6% Adjusted Gross margin anticipated to be 53.0% to 54.0%, an improvement of 150bps to 250bps vs. prior year Adjusted operating margin expected to be between 22.0% and 22.5% Adjusted earnings per share anticipated to be between $6.10 and $6.35 per share 2015 Financial Outlook

23 QUESTION & ANSWER 23

24 APPENDICES 24

Appendix A – Reconciliation of Constant Currency Revenue Growth Dollars in Millions 25 June 28, 2015 June 29, 2014 Constant Currency Currency Total Vascular North America 81.2$ 77.2$ 5.6% (0.5%) 5.1% Anesthesia North America 45.6 45.7 0.2% (0.5%) (0.3%) Surgical North America 40.5 38.0 7.8% (1.1%) 6.7% EMEA 129.1 154.7 1.7% (18.2%) (16.5%) Asia 62.1 62.5 9.4% (10.2%) (0.8%) OEM 37.9 36.6 7.5% (3.9%) 3.6% All Other 55.7 53.4 6.0% (1.7%) 4.3% Net Revenues 452.1$ 468.1$ 4.7% (8.1%) (3.4%) Three Months Ended % Increase / (Decrease)

Appendix B – Reconciliation of Revenue Growth Dollars in Millions 26 1: amount is comprised of incremental price on existing products and the sale of new products of $3.4 million and $1.9 million, respectively, both of which are a result of the businesses acquired. % Basis Points Three Months Ended June 29, 2014 Revenue As-Reported $468.1 Foreign Currency (37.9) -8.1% (809) Sales Volume Existing Products 10.1 2.1% 215 Vidacare 2.2 0.5% 47 New Product Sales 4.2 0.9% 89 Core Product Pricing 0.1 0.0% 1 Acquisitions and Distributor to Direct Conversions 1 5.3 1.1% 114 Three Months Ended June 28, 2015 Revenue As-Reported $452.1 -3.4% (343) Year-over-year growth

27 Appendix C – Reconciliation of Adjusted Gross Profit and Margin June 28, 2015 June 29, 2014 Teleflex gross profit as-reported 233,237$ 244,088$ Teleflex gross margin as-reported 51.6% 52.1% Losses, other charges and charge reversals (A) 3,103 880 Adjusted Teleflex gross profit 236,340$ 244,968$ Adjusted Teleflex gross margin 52.3% 52.3% Teleflex revenue as-reported 452,045$ 468,105$ $ thousands Three Months Ended A: In 2015 and 2014 losses, other charges and charge reversals primarily relate to acquisition and integration costs, and charges related to facility consolidations.

28 Appendix D – Reconciliation of Adjusted Operating Profit and Margin June 28, 2015 June 29, 2014 Teleflex income from continuing operations before interest and taxes 76,986$ 74,752$ Teleflex income from continuing operations before interest and taxes margin 17.0% 16.0% Restructuring and other impairment charges 580 7,623 Losses, other charges and charge reversals (A) (331) (178) Intangible amortization expense 15,086 16,083 Adjusted Teleflex income from continuing operations before interest, taxes and intangible amortization expense 92,321$ 98,280$ Adjusted Teleflex income from continuing operations before interest, taxes and intangible amortization expense margin 20.4% 21.0% Teleflex revenue as-reported 452,045$ 468,105$ $ thousands Three Months Ended A: In 2015, losses, other charges and charge reversals primarily relate to acquisition and integration costs; charges related to facility consolidations; reversals related to contingent consideration liabilities; and reversals related to a litigation verdict against the Company with respect to a non-operating joint venture. In 2014, losses, other charges and charge reversals primarily relate to acquisition and integration costs; and the reversal of contingent consideration liabilities.

Appendix E –
Reconciliation of Adjusted EPS from Continuing Operations
Quarter Ended – June 28, 2015
Dollars in millions, except per share data

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and other impairment charges	Interest expense, net	Loss on extinguishment of debt, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$218.8	$142.2	$13.4	$0.6	$16.1	$10.5	$5.3	$44.8	$0.93	48,081
Adjustments										
Restructuring and other impairment charges	—	—	—	0.6	—	—	0.2	0.4	$0.01	—
Losses and other charges (A)	3.1	(3.4)	—	—	—	—	0.6	(0.9)	($0.03)	—
Amortization of debt discount on convertible notes	—	—	—	—	3.3	—	1.2	2.1	$0.04	—
Intangible amortization expense	—	15.1	—	—	—	—	4.1	10.9	$0.23	—
Loss on extinguishment of debt, net	—	—	—	—	—	10.5	3.8	6.6	$0.14	—
Tax adjustment (B)	—	—	—	—	—	—	0.3	(0.3)	($0.01)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	—	$0.10	(3,366)
Adjusted basis	**$215.7**	**$130.6**	**$13.4**	**—**	**$12.8**	**—**	**$15.5**	**$63.5**	**$1.42**	**44,715**

(A) In 2015, losses and other charges include approximately $2.0 million, net of tax, or $0.04 per share, related to acquisition and integration costs, and charges related to facility consolidations; reversals included approximately ($2.7) million, net of tax, or ($0.06) per share, related to contingent consideration liabilities; and approximately ($0.2) million, net of tax, or ($0.01) per share, related to a litigation verdict against the Company with respect to a non-operating joint venture.

(B) The tax adjustment represents a net benefit resulting from the resolution of, or the expiration of statute of limitations with respect to various prior years' U.S. federal, state and foreign tax matters.

(C) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company's convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of our senior subordinated convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares.

29

Appendix F –
Reconciliation of Adjusted EPS from Continuing Operations
Quarter Ended – June 29, 2014
Dollars in millions, except per share data

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and other impairment charges	Interest expense, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$224.0	$146.8	$14.9	$7.6	$15.9	$10.0	$48.4	$1.04	46,392
Adjustments									
Restructuring and other impairment charges	—	—	—	7.6	—	3.5	4.2	$0.09	—
Losses and other charges (A)	0.9	(1.1)	0.1	—	—	—	(0.2)	$0.00	—
Amortization of debt discount on convertible notes	—	—	—	—	3.0	1.1	1.9	$0.04	—
Intangible amortization expense	—	16.1	—	—	—	4.4	11.7	$0.25	—
Tax adjustment (B)	—	—	—	—	—	—	—	$0.00	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	$0.09	(2,714)
Adjusted basis	$223.1	$131.9	$14.8	—	$12.9	$19.0	$65.9	$1.51	43,678

(A) In 2014, losses and other charges include approximately ($4.4) million, net of tax, or ($0.09) per share, related to the reversal of contingent consideration liabilities; and approximately $4.2 million, net of tax, or $0.09 per share, related to acquisition and integration costs.

(B) The tax adjustment represents a net benefit resulting from the resolution of, or the expiration of statute of limitations with respect to various prior years' U.S. federal, state and foreign tax matters.

(C) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company's convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of our senior subordinated convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares.

30

31 Appendix G – Reconciliation of Adjusted Tax Rate Dollars in Thousands Three Months Ended June 28, 2015 Income from continuing operations before taxes Taxes on income from continuing operations Tax rate GAAP basis $50,479 $5,280 10.5% Restructuring and impairment charges 580 209 Losses, other charges and charge reversals (A) (331) 586 Amortization of debt discount on convertible notes 3,252 1,186 Intangible amortization expense 15,086 4,141 Loss on extinguishment of debt 10,454 3,811 Tax adjustment (B) 0 323 Adjusted basis $79,520 $15,536 19.5% Three Months Ended June 29, 2014 GAAP basis $58,836 $10,006 17.0% Restructuring and impairment charges 7,623 3,467 Losses, other charges and charge reversals (A) (178) 5 Amortization of debt discount on convertible notes 3,012 1,100 Intangible amortization expense 16,083 4,410 Tax adjustment (B) 0 46 Adjusted basis $85,376 $19,034 22.3% (A) In 2015, losses, other charges and charge reversals primarily relate to acquisition and integration costs; charges related to facility consolidations; and reversals related to contingent consideration liabilities and a litigation verdict against the Company w ith respect to a non-operating joint venture. In 2014, losses, other charges and charge reversals primarily relate to acquisition and integration costs; and the reversal of contingent consideration liabilities. (B) The tax adjustment represents a net benefit resulting from the resolution of, or the expiration of statute of limitations w ith respect to various prior years’ U.S. federal, state and foreign tax matters.

Appendix H – Reconciliation of 2015 Constant Currency Revenue Growth Guidance 32 Low High Forecasted GAAP Revenue Growth (2%) ─ Estimated impact of foreign currency fluctuations 6% 6% Forecasted Constant Currency Revenue Growth 4% 6%

Appendix I – Reconciliation of 2015 Adjusted Gross Margin Guidance 33 Note: In 2015, losses, other charges and charge reversals relate to expenses associated with the Restructuring Plan approved by the Board of Directors on April 28, 2014. Low High GAAP Gross Margin 52.45% 53.35% Losses, other charges and charge reversals 0.55% 0.65% Adjusted Gross Margin 53.00% 54.00%

Appendix J – Reconciliation of 2015 Adjusted Operating Margin Guidance 34 Note: In 2015, losses, other charges and charge reversals include expenses associated with the Restructuring Plan approved by the Board of Directors on April 28, 2014; acquisition and integration costs, and charges related to facility consolidations; and the reversal of contingent consideration liabilities. Low High GAAP Operating Margin 18.40% 18.55% Losses, other charges and charge reversals 0.40% 0.65% Intangible amortization expense 3.20% 3.30% Adjusted Operating Margin 22.00% 22.50%

Appendix K – Reconciliation of 2015 Adjusted Earnings per Share Guidance 35 Low High Diluted earnings per share attributable to common shareholders $4.23 $4.38 Restructuring, impairment charges and special items, net of tax $0.80 $0.85 Intangible amortization expense, net of tax $0.90 $0.95 Amortization of debt discount on convertible notes, net of tax $0.17 $0.17 Adjusted diluted earnings per share $6.10 $6.35